QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
NETSCOUT SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
	(3)	Filing Party: Not Applicable
	(4)	Date Filed: Not Applicable

August 15, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of NetScout Systems, Inc. to be held at 10:00 a.m., local time, on Tuesday, September 16, 2003, at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts.

        At this Annual Meeting, you will be asked to elect two directors to a three-year term; to amend NetScout's 1999 Employee Stock Purchase Plan, as amended, to increase the number of shares issuable under such plan to 1,250,000 shares; and to ratify the selection of the firm of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending March 31, 2004.

        Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

        If you are a stockholder of record, please sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your enclosed vote instruction form for instructions. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. Your prompt cooperation will be greatly appreciated.

                      Very truly yours,

                      ANIL K. SINGHAL
                       President and Chief
                      Executive Officer

NETSCOUT SYSTEMS, INC.
310 Littleton Road
Westford, MA 01886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 16, 2003

To the Stockholders of NetScout Systems, Inc.:

        The Annual Meeting of Stockholders of NetScout Systems, Inc., a Delaware corporation, will be held on Tuesday, September 16, 2003, at 10:00 a.m., local time, at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts, for the following purposes:

1.
To elect two (2) Class I directors to serve for a three-year term or until their respective successors are elected and qualified.

2.
To amend the Corporation's 1999 Employee Stock Purchase Plan, as amended, to increase the number of shares issuable under such plan to 1,250,000 shares.

3.
To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending March 31, 2004.

4.
To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only stockholders of record at the close of business on July 22, 2003 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your enclosed vote instruction form for instructions. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing.

                      By Order of the Board of Directors,

                      ANIL K. SINGHAL
                       President and Chief
                      Executive Officer

Westford, Massachusetts
August 15, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE—PLEASE REFER TO YOUR ENCLOSED VOTE INSTRUCTION FORM FOR INSTRUCTIONS.

NETSCOUT SYSTEMS, INC.
310 Littleton Road
Westford, MA 01886

PROXY STATEMENT

August 15, 2003

General

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of NetScout Systems, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Tuesday, September 16, 2003, at 10:00 a.m., local time, at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts, or at any adjournments thereof (the "Meeting"). An Annual Report to Stockholders containing financial statements for the fiscal year ended March 31, 2003 is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about August 15, 2003.

        The purpose of the Meeting is to elect two Class I directors to the Corporation's Board of Directors; to amend the Corporation's 1999 Employee Stock Purchase Plan, as amended (the "1999 Purchase Plan"); and to ratify the selection of the firm of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending March 31, 2004. A copy of the 1999 Purchase Plan is attached to this Proxy Statement as Annex A.

Record Date and Voting Securities

        Only stockholders of record at the close of business on July 22, 2003 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date, 30,052,741 shares of common stock of the Corporation were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote whether or not they plan to attend the Meeting by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a stockholder's shares are held in a bank or brokerage account, such stockholder may be eligible to vote electronically or by telephone—such stockholder should refer to the enclosed form for instructions. If a stockholder attends the Meeting, such stockholder may vote in person even if such stockholder has previously returned his or her vote in accordance with the foregoing.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary, at or before the taking of the vote at the Meeting.

Quorum and Voting

        The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A

"non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

        The persons named as attorneys-in-fact in the proxies, Anil K. Singhal, Narendra V. Popat and David P. Sommers, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors; FOR amending the 1999 Purchase Plan; and FOR ratifying the selection of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending March 31, 2004.

        The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

        The size of the Board of Directors is currently fixed at six members. The Corporation's by-laws and its certificate of incorporation divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Mullarkey and Schiciano are the Class I directors whose terms expire at this Annual Meeting of Stockholders and are nominees for re-election as directors of the Corporation. The Board of Directors is also composed of (i) two Class II directors (Messrs. Singhal and Egan), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2004, and (ii) two Class III directors (Messrs. Popat and Hadzima), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2005.

        The Board of Directors has nominated and recommended that Messrs. Mullarkey and Schiciano who are currently members of the Board of Directors be re-elected as Class I directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2006 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if either should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Corporation, the year each nominee's or director's term will expire and class of director of each nominee and each director:

Nominee's or Director's Name and Year First Became a Director	Position(s) with the Corporation	Year Term Will Expire	Class of Director
Nominees:
Vincent J. Mullarkey 2000	Director	2003	I
Kenneth T. Schiciano 1999	Director	2003	I
Continuing Directors:
Anil K. Singhal 1984	President, Chief Executive Officer, Treasurer and Director	2004	II
John R. Egan 2000	Director	2004	II
Narendra V. Popat 1984	Chairman of the Board and Secretary	2005	III
Joseph G. Hadzima, Jr. 1998	Director	2005	III

PROPOSAL 2
PROPOSAL TO AMEND THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Increase in Number of Shares Issuable Under the 1999 Employee Stock Purchase Plan

        The 1999 Employee Stock Purchase Plan, as amended (the "1999 Purchase Plan"), was adopted by the Board of Directors on April 14, 1999 and was approved by the Corporation's stockholders in June 1999. The Board of Directors amended the 1999 Purchase Plan on January 17, 2001 to change the dates of the payment periods and on July 18, 2001 to increase the maximum number of shares that may be purchased by an eligible employee during each payment period. The 1999 Purchase Plan currently provides for the issuance of a maximum of 500,000 shares of common stock. The Board of Directors has approved, and recommends to the stockholders that they approve, an amendment to the 1999 Purchase Plan to increase the number of shares of common stock available for issuance pursuant to the 1999 Purchase Plan by 750,000 shares so that an aggregate of 1,250,000 shares of common stock may be issued pursuant to the 1999 Purchase Plan.

        The Corporation's management relies on options to purchase its common stock as essential parts of the compensation packages necessary for the Corporation and its subsidiaries to attract and retain experienced officers and employees. The Board of Directors of the Corporation believes that the proposed increase in the number of shares available under the 1999 Purchase Plan is essential to permit the Corporation to continue to provide long-term, equity-based incentives to present and future key employees.

        As of July 22, 2003, an aggregate of 371,531 shares of common stock were issued under the 1999 Purchase Plan. As of July 22, 2003, 128,469 shares remained available for issuance under the 1999 Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" AMENDING THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

Description of the 1999 Purchase Plan

        The 1999 Purchase Plan is intended to encourage stock ownership by all eligible employees of the Corporation and its participating subsidiaries so that they may share in the growth of the Corporation by acquiring or increasing their proprietary interest in the Corporation. The 1999 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Corporation. Under the 1999 Purchase Plan, payroll deductions are used to purchase common stock for eligible participating employees through the exercise of stock options. The following is a summary of the 1999 Purchase Plan.

        The 1999 Purchase Plan is administered by the Compensation Committee. The 1999 Purchase Plan constitutes an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

        The 1999 Purchase Plan may be terminated at any time by the Corporation's Board of Directors but such termination shall not affect options then outstanding under the 1999 Purchase Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the 1999 Purchase Plan have been purchased. If at any time shares of stock reserved for the purposes of the 1999 Purchase Plan remain available for purchase but not in sufficient number to satisfy all then-unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1999 Purchase Plan shall terminate. Upon such termination or any other termination of the 1999 Purchase Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

        The Compensation Committee or the Board of Directors may from time to time adopt amendments to the 1999 Purchase Plan provided that, without the approval of the stockholders of the Corporation, no amendment may (i) increase the number of shares that may be issued under the 1999 Purchase Plan; (ii) change the class of employees eligible to receive options under the 1999 Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to become inapplicable to the 1999 Purchase Plan.

        As amended, the 1999 Purchase Plan would authorize the issuance of up to 750,000 shares of common stock in addition to the 500,000 shares of common stock previously authorized (subject to adjustment for changes in the Corporation's capital stock) pursuant to the exercise of options granted to participating employees.

        All employees of the Corporation whose customary employment is for more than 20 hours per week and for more than three months in any calendar year are eligible to participate in the 1999 Purchase Plan. Employees who would own 5% or more of the total combined voting power or value of the Corporation's stock immediately after the grant of the option may not participate in the 1999 Purchase Plan. As of July 22, 2003, all employees of the Corporation other than Anil K. Singhal, President and Chief Executive Officer, and Narendra V. Popat, Chairman of the Board of Directors, were eligible to participate in the 1999 Purchase Plan.

        To participate in the 1999 Purchase Plan, an employee must authorize the Corporation to deduct an amount not less than 1% nor more than 10% of the participant's total cash compensation from his or her pay during six-month payment periods. The first payment period commenced on October 1, 1999 and ended on March 31, 2000. The second and third payment periods consisted of six-month periods commencing on April 1, 2000 and October 1, 2000 and ending on September 30, 2000 and March 31, 2001, respectively. The fourth payment period consisted of a seven-month period commencing on April 1, 2001 and ending on October 31, 2001. For the remainder of the duration of the plan, payment periods will consist of six-month periods commencing on May 1 and November 1 and ending on October 31 and April 30 of each calendar year, respectively. In no case shall an employee be entitled to purchase more than 1,000 shares in any one payment period.

        An employee may elect to enter the 1999 Purchase Plan by filling out, signing and delivering to the Corporation an authorization:

  •
  Stating the percentage to be deducted regularly from the employee's pay;

  •
  Authorizing the purchase of stock for the employee in each payment period in accordance with the terms of the 1999 Purchase Plan; and

  •
  Specifying the exact name or names in which stock purchased for the employee is to be issued.

        Such authorization must be received by the Corporation at least 10 days before the first day of the next succeeding payment period and shall take effect only if the employee is an eligible employee on the first business day of such payment period. Unless a participant files a new authorization or withdraws from the 1999 Purchase Plan, the deductions and purchases under the authorization the participant has on file under the 1999 Purchase Plan will continue from one payment period to succeeding payment periods as long as the 1999 Purchase Plan remains in effect. The Corporation will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

        The exercise price for the option granted in each payment period is 85% of the lesser of the average market price of the common stock on the first or last business day of the payment period, in either event rounded up to the nearest cent.

        If an employee is not a participant on the last day of the payment period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded, without interest. Options granted under the 1999 Purchase Plan may not be transferred or assigned. An employee's rights under the 1999 Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment.

Federal Income Tax Consequences

        The following general rules are currently applicable under United States federal income tax law to options under the 1999 Purchase Plan:

        The amounts deducted from an employee's pay under the 1999 Purchase Plan will be included in the employee's compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1999 Purchase Plan or at the time the employee purchases shares pursuant to the 1999 Purchase Plan.

        The federal income tax consequences applicable to a participant in the 1999 Purchase Plan upon the disposition of shares purchased pursuant to the 1999 Purchase Plan will depend on, among other things, the length of the participant's holding period for the shares.

        If the employee disposes of shares purchased pursuant to the 1999 Purchase Plan within one year after the last business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize (i) ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares and (ii) short-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

        If the employee disposes of shares purchased pursuant to the 1999 Purchase Plan more than one year after the last business day of the payment period in which the employee acquired the shares, but within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize (i) ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares and (ii) long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

        If the employee disposes of shares purchased pursuant to the 1999 Purchase Plan more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize:

  •
  ordinary income in an amount equal to the lesser of:

  •
  the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

  •
  approximately 15% of the fair market value of the shares on the first business day of the payment period; and

  •
  long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

        If the employee disposes of shares purchased pursuant to the 1999 Purchase Plan more than two years after the first business day of the payment period in which the employee acquired the shares, the Corporation will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

PROPOSAL 3
RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to serve as auditors for the fiscal year ending March 31, 2004. PricewaterhouseCoopers LLP has served as the Corporation's accountants since 1993. It is expected that a member of the firm of PricewaterhouseCoopers LLP will be present at the Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Corporation's stockholders. The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THIS SELECTION OF AUDITORS

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

Name	Age	Position(s)
Anil K. Singhal	49	President, Chief Executive Officer, Treasurer and Director
Narendra V. Popat	54	Chairman of the Board and Secretary
David P. Sommers	56	Senior Vice President, General Operations and Chief Financial Officer
John W. Downing	45	Vice President, Worldwide Sales Operations
Lisa A. Fiorentino	37	Vice President, Finance and Administration and Chief Accounting Officer
Michelle L. Flaherty	52	Vice President, Human Resources
James E. Frey	40	Vice President, Marketing
Michael Szabados	51	Senior Vice President, Product Operations
John R. Egan	45	Director
Joseph G. Hadzima, Jr.	51	Director
Vincent J. Mullarkey	55	Director
Kenneth T. Schiciano	40	Director

        Anil K. Singhal co-founded the Corporation in June 1984 and has served as the Corporation's President, Chief Executive Officer, Treasurer and Director since January 2001. Prior to this, Mr. Singhal had served as Chairman of the Board, Chief Executive Officer and Treasurer from July 1993 to December 2000. From the Corporation's inception until July 1993, Mr. Singhal was President of the Corporation. Mr. Singhal has served as a director of the Corporation since its inception. Prior to founding the Corporation, he was a Senior Architect and Project Manager at Wang Laboratories, a provider of computer systems, from 1979 until June 1984.

        Narendra V. Popat co-founded the Corporation in June 1984 and has served as the Corporation's Chairman of the Board and Secretary since January 2001. Prior to that, Mr. Popat had served as President, Chief Operating Officer and Secretary from July 1993 to December 2000. From the Corporation's inception until July 1993, Mr. Popat was Chairman of the Board and Treasurer of the Corporation. Mr. Popat has served as a director of the Corporation since its inception. Prior to founding the Corporation, Mr. Popat was a Senior Software Engineer at Wang Laboratories from 1980 until June 1984.

        David P. Sommers has served as the Corporation's Senior Vice President, General Operations and Chief Financial Officer since January 2001. Prior to this, Mr. Sommers served as the Corporation's Vice President and Chief Financial Officer from April 2000 to December 2000. From November 1998 until January 2000, Mr. Sommers was Senior Vice President and Chief Financial Officer of FlexiInternational Software, Inc., a publicly-held developer and marketer of financial accounting software. During 1998, Mr. Sommers was a consultant on mergers and acquisitions to the Senior Vice President and Chief Financial Officer of Lotus Development Corporation, an IBM subsidiary, which develops group collaboration software. From January 1996 through August 1997, he was Chief Financial Officer of SystemSoft Corporation, a publicly-held developer and marketer of system level firmware. He also served as Vice President and Chief Financial Officer of Advanced Media, Inc., a publicly-held developer and marketer of interactive multimedia systems, from September 1993 through December 1996.

        John W. Downing has served as the Corporation's Vice President, Worldwide Sales Operations since September 2000, when he joined the Corporation. Prior to joining the Corporation, he was Vice President of Sales at GenRad Corporation, a manufacturer of electronic testing equipment and production solutions, from April 1998 until September 2000 and was Vice President of North American Sales from January 1996 until March 1998.

        Lisa A. Fiorentino has served as the Corporation's Vice President, Finance and Administration since January 2001. In January 2002, Ms. Fiorentino was also appointed to the position of Chief Accounting Officer. Ms. Fiorentino joined the Corporation in August 1995 and served as Vice President, Finance from January 2000 until December 2000, as Director of Finance from May 1997 until January 2000 and as Controller from August 1995 until April 1997. Prior to joining the Corporation, she served as Finance Manager and held various other financial management positions for Orbotech, Inc., a manufacturer of automated optical inspection equipment for the printed circuit board industry, from January 1989 until August 1995.

        Michelle L. Flaherty has served as the Corporation's Vice President, Human Resources since September 2000, when she joined the Corporation. Prior to joining the Corporation, she was Vice President of Business Development for Lee Hecht Harrison, Inc. from November 1997 to September 2000. Prior to that, she operated her own business, M & M Solutions, an executive search and recruitment firm from January 1990 to January 2000. Also, she served as President of the Metrowest Chamber of Commerce from June 1979 to December 1990.

        James E. Frey has served as the Corporation's Vice President, Marketing since joining the Corporation in August 2002. Prior to joining the Corporation, Mr. Frey was Vice President of Strategic Marketing at Micromuse Inc. from November 2001 to June 2002. Prior to that, he was Director of Worldwide Product and Partner Marketing for Objective Systems Integrators from October 1998 until November 2001, including and through OSI's acquisition by Agilent Technologies. Prior to that, he held a sequence of programs, project, and partner management positions for Cabletron System's SPECTRUM development organization from October 1992 to October 1998. Prior to Cabletron, he held various software engineering positions with Teleco Oilfield Services.

        Michael Szabados has served as the Corporation's Senior Vice President, Product Operations since January 2001. Mr. Szabados joined the Corporation in August 1997 and served as Vice President, Marketing from August 1997 to December 2000. Prior to joining the Corporation, he served as Chief Executive Officer of Jupiter Technology, Inc., a developer of frame relay access drives, from March 1997 to August 1997. He also served as Vice President, Product Management/Marketing at UB Networks, a computer networking company, from July 1994 until March 1997 and served as Director of Marketing at SynOptics Communications, a computer networking company, from 1991 until July 1994.

        John R. Egan has been a director of the Corporation since October 2000. Mr. Egan is a founding managing partner of Egan-Managed Capital, a Boston-based venture capital fund specializing in New England, information technology, and early stage investments, which began in the fall of 1996. Since 1992, he has been a member of the Board of Directors at EMC Corporation, a provider of computer storage systems and software. Mr. Egan is also a member of the Board of Trustees at Children's Hospital Trust, and serves as director for four privately-held companies.

        Joseph G. Hadzima, Jr.    has been a director of the Corporation since July 1998. Mr. Hadzima has been a Managing Director of Main Street Partners LLC, a venture capital investing and technology commercialization company, since April 1998. Since June 1996, he has also served as Of Counsel at Sullivan & Worcester LLP, a law firm where he was a partner from October 1987 to June 1996. Mr. Hadzima served as Senior Vice President and General Counsel of Quantum Energy Technologies Corporation, an energy and environmental products research and development company, from June 1996 to December 1998. Mr. Hadzima is also a Senior Lecturer at MIT Sloan School of Management.

        Vincent J. Mullarkey has been a director of the Corporation since November 2000. Mr. Mullarkey was the Senior Vice President, Finance and Chief Financial Officer of Digital Equipment Corporation from 1994 until his retirement in September 1998. From 1971 until 1994, Mr. Mullarkey held various positions within Digital Equipment Corporation, including Vice President, Corporate Controller. Since leaving Digital Equipment Corporation, Mr. Mullarkey has also been involved with several companies in the real estate industry.

        Kenneth T. Schiciano has been a director of the Corporation since January 1999. Mr. Schiciano has been a Managing Director of TA Associates, Inc., a private equity firm, since December 1999. Mr. Schiciano served as a Vice President of TA Associates from August 1989 to December 1994, and as Principal from January 1995 to December 1999. Prior to that, Mr. Schiciano was a member of the technical staff of AT&T Bell Laboratories, a telecommunications company. Mr. Schiciano serves as a director of Martin Group, Inc. and several privately-held companies.

        There are no family relationships among any of the Corporation's executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Corporation's common stock as of the Record Date by (i) each beneficial owner of more than 5% of the Corporation's common stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director, and (iv) all executive officers and directors as a group.

        Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law or as unless otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock issuable by the Corporation to a person or entity named below pursuant to options which may be exercised within 60 days after the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Anil K. Singhal(1)	3,306,333	11.0%
Narendra V. Popat(2)	2,486,777	8.3%
David P. Sommers(3)	137,854	*
Michael Szabados(4)	210,728	*
John W. Downing(5)	70,063	*
John R. Egan(6) c/o Egan-Managed Capital 30 Federal Street Boston, MA 02110	20,000	*
Joseph G. Hadzima, Jr.(7) c/o Main Street Partners LLC 238 Main Street, Suite 400 Cambridge, MA 02142	511,088	1.7%
Kenneth T. Schiciano(8) c/o TA Associates, Inc. 125 High Street Boston, MA 02110	45,230	*
Vincent J. Mullarkey(9)	40,000	*
TA Entities(10) c/o TA Associates, Inc. 125 High Street Boston, MA 02110	5,027,015	16.7%
Brown Capital Management, Inc.(11) 1201 N. Calvert Street Baltimore, MD 21202	4,876,450	16.2%
Abha Singhal(12)	2,158,114	7.2%
Jyoti Popat(13)	2,112,283	7.0%
All executive officers and directors as a group (12 persons)(14)	6,717,395	21.8%

* Less than 1% of the outstanding common stock.

(1)
Includes 32,582 shares issuable upon the exercise of options exercisable within 60 days of the Record Date. Includes an aggregate of 398,205 shares held in trust for the benefit of Mr. Singhal's children; Mr. Singhal is one of two trustees of each such trust. Includes 340,000 shares held by a family limited partnership, of which Mr. Singhal and his spouse are the general partners, and trusts for the benefit of their children are the limited partners. Does not include 1,818,114 shares held directly by Mr. Singhal's spouse and an aggregate of 431,886 shares held in a grantor retained annuity trust for the benefit of Mr. Singhal's spouse.

(2)
Includes 32,582 shares issuable upon the exercise of options exercisable within 60 days of the Record Date. Includes an aggregate of 215,660 shares held in trust for the benefit of Mr. Popat's children; Messrs. Popat and Hadzima are the two trustees of each such trust. Includes 340,000 shares held by a family limited partnership, of which Mr. Popat and his spouse are the general partners, and trusts for the benefit of their children are the limited partners. Includes 1,000,000 shares received by Mr. Popat on July 30, 2003 pursuant to a terminating distribution of the Millenium Trust. Does not include 136,056 shares held in trust for the benefit of Mr. Popat's children; Mr. Popat's spouse and Mr. Hadzima are the two trustees of each such trust. Does not include 130,000 shares held by the Popat Family Trust. Does not include 1,636,227 shares held directly by Mr. Popat's spouse and an aggregate of 863,773 shares held in a grantor retained annuity trust for the benefit of Mr. Popat's spouse. Does not include 149,480 shares held by the Hope Foundation USA—Investment Trust; Mr. Popat is a trustee of such trust. Mr. Popat disclaims beneficial ownership of the shares held by the Hope Foundation.

(3)
Includes 133,854 shares issuable upon the exercise of options exercisable within 60 days of the Record Date.

(4)
Includes 196,828 shares issuable upon the exercise of options exercisable within 60 days of the Record Date. Includes 1,900 shares owned by Mr. Szabados' daughters. Mr. Szabados disclaims beneficial ownership of the shares held by his daughters.

(5)
Includes 59,063 shares issuable upon the exercise of options exercisable within 60 days of the Record Date.

(6)
Consists entirely of shares issuable upon the exercise of options exercisable within 60 days of the Record Date.

(7)
Includes 80,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date. Includes 136,056 shares held in trust for the benefit of Mr. and Mrs. Popat's children; Mrs. Popat and Mr. Hadzima are the two trustees of each such trust. Includes an aggregate of 215,660 shares held in trust for the benefit of Mr. and Mrs. Popat's children; Messrs. Popat and Hadzima are the two trustees of each such trust. Mr. Hadzima disclaims beneficial ownership of all shares held in trust for the benefit of Mr. and Mrs. Popat's children. The shares deemed to be beneficially owned by Mr. Hadzima do not include 53,328 shares held in trust for the benefit of Mr. Hadzima's children.

(8)
Includes 16,263 shares of TA Investors LLC and 3,354 shares of High Street Partners L.P. beneficially owned by Mr. Schiciano. Includes 5,613 shares held directly by Mr. Schiciano and 20,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date. Mr. Schiciano is a Managing Director of TA Associates, Inc. Mr. Schiciano disclaims beneficial ownership of the shares held by the TA Entities, High Street Partners L.P., and TA Associates, Inc., except to the extent of his pecuniary interest therein.

(9)
Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date.

(10)
Includes 3,798,950 shares held by TA/Advent VIII L.P.; 993,561 shares held by Advent Atlantic & Pacific III L.P.; 100,680 shares held by TA Executives Fund LLC; and 105,979 shares held by TA Investors LLC. TA/Advent VIII L.P., Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the "TA Entities." The general partner of TA/Advent VIII L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners L.P. TA Associates, Inc. is the general partner of TA Associates AAP III Partners L.P. and is the sole manager of TA Associates VIII LLC, TA Executives Fund LLC and TA Investors LLC. In such capacity, TA Associates, Inc., through an executive committee, exercises sole voting and investment power with respect to all shares held of record by the named investment partnerships; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Includes 1,008 shares held directly by TA Associates, Inc. Also includes 26,837 shares held by High Street Partners, L.P., a general partnership whose individual general partners have voting and investment powers over the shares beneficially owned by such general partner.

(11)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2003.

(12)
Includes 340,000 shares held by a family limited partnership, of which Mrs. Singhal and her spouse are the general partners, and trusts for the benefit of their children are the limited partners. Does not include an aggregate of 431,886 shares held in a grantor retained annuity trust for the benefit of Mrs. Singhal. Does not include 2,535,546 shares held directly by Mrs. Singhal's spouse and 32,582 shares issuable to Mrs. Singhal's spouse upon the exercise of options exercisable within 60 days of the Record Date. Does not include an aggregate of 398,205 shares held in trust for the benefit of Mrs. Singhal's children; Mrs. Singhal's spouse is one of two trustees of each such trust.

(13)
Includes 340,000 shares held by a family limited partnership, of which Mrs. Popat and her spouse are the general partners, and trusts for the benefit of their children are the limited partners. Includes 136,056 shares held in trust for the benefit of Mrs. Popat's children; Mrs. Popat and Mr. Hadzima are the two trustees of each such trust. Does not include an aggregate of 863,773 shares held in a grantor retained annuity trust for the benefit of Mrs. Popat. Does not include 130,000 shares held by the Popat Family Trust. Does not include 898,535 shares held directly by Mrs. Popat's spouse and 32,582 shares issuable to Mrs. Popat's spouse upon the exercise of options exercisable within 60 days of the Record Date. Does not include an aggregate of 215,660 shares held in trust for the benefit of Mrs. Popat's children; Mrs. Popat's spouse and Mr. Hadzima are the two trustees of each such trust. Does not include 149,480 shares held by the Hope Foundation USA—Investment Trust; Mrs. Popat's spouse is a trustee of such trust.

(14)
Includes an aggregate of 693,206 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Does not include 500 shares held directly by the spouse of an executive officer.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met seven times and took action by unanimous written consent two times during the fiscal year ended March 31, 2003. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served during fiscal year 2003. The Audit Committee of the Board of Directors, of which Messrs. Egan, Hadzima and Mullarkey are currently the only members, is responsible for reviewing the overall plans for and results of audits and other services provided by the Corporation's independent accountants and reviewing the Corporation's system of internal accounting and financial controls. The Audit Committee also reviews such other matters with respect to the Corporation's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met nine times during the fiscal year ended March 31, 2003. The Compensation Committee, of which Messrs. Egan and Hadzima are currently the only members, is responsible for reviewing and evaluating the salaries and incentive compensation of the Corporation's executive officers and administering the Corporation's 1990 Stock Option Plan, 1999 Stock Option and Incentive Plan and 1999 Purchase Plan and the 1997 Stock Incentive Plan and 2000 Stock Incentive Plan, both of which were assumed by the Corporation upon its acquisition of NextPoint Networks, Inc. ("NextPoint"). The Compensation Committee met one time and took action by unanimous written consent one time during the fiscal year ended March 31, 2003. The Stock Option Committee of the Board of Directors, of which Mr. Singhal is currently the only member, was established by the Board of Directors on September 22, 2000. The Stock Option Committee is responsible for granting stock options to employees and consultants of the Corporation who are not executive officers or directors of the Corporation and to generally exercise rights similar to those held by the Compensation Committee with respect to those grants. The Stock Option Committee operates under guidelines established by the Board of Directors and reports all options granted at each regularly scheduled meeting of the Board of Directors. The Stock Option Committee took action by written consent twelve times during the fiscal year ended March 31, 2003. The Board of Directors does not currently have a standing nominating committee.

Report of Audit Committee of the Board of Directors

        This report is submitted by the Audit Committee of the Board of Directors, which reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Corporation's financial statements by the independent auditors, evaluates the effectiveness of the independent auditors, recommends the retention of the independent auditors to the Board of Directors and reviews the Corporation's accounting policies and internal accounting and financial controls. The Audit Committee of the Board of Directors is currently comprised of Messrs. Egan, Hadzima and Mullarkey, three non-employee directors of the Corporation and, aside from being a director of the Corporation, each is otherwise independent of the Corporation (as independence is defined in the listing standards of the National Association of Securities Dealers). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was filed with the Securities and Exchange Commission as Annex A to the Corporation's proxy statement dated as of August 26, 2002.

        The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Corporation's Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the implementation of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's implementation of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with the auditors' independence.

        The Audit Committee discussed with the Corporation's management and independent auditors the overall plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Audit Committee held nine meetings during fiscal year 2003.

        The Audit Committee has reviewed the audited financial statements of the Corporation at March 31, 2003 and for each of the two prior years ended March 31, and has discussed them with both management and PricewaterhouseCoopers LLP, the Corporation's independent accountants. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

Respectfully submitted by the Audit Committee

Vincent J. Mullarkey, Chairman
John R. Egan
Joseph G. Hadzima, Jr.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

        The following summary compensation table sets forth the total compensation paid or accrued for the fiscal years ended March 31, 2003, 2002 and 2001 to (i) the Chief Executive Officer of the Corporation during the fiscal year ended March 31, 2003; and (ii) each of the four other most highly compensated executive officers of the Corporation during the fiscal year ended March 31, 2003. The Chief Executive Officer and the four other most highly compensated executive officers of the Corporation listed below are collectively referred to below as the "Named Executive Officers." The dollar amounts listed in the column entitled "All Other Compensation" are comprised of contributions to a defined contribution plan, relocation expense, tax consulting reimbursement and other miscellaneous taxable benefits.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Long-Term Compensation Securities Underlying Options (#)	All Other Compensation ($)
Anil K. Singhal	2003	250,000	—	—	42,043
President, Chief Executive	2002	250,000	190,000	—	32,815
Officer, Director and Treasurer	2001	250,000	240,000	—	2,404
Narendra V. Popat	2003	250,000	—	—	33,037
Chairman of the Board and	2002	250,000	190,000	—	34,308
Secretary	2001	250,000	240,000	—	2,404
David P. Sommers	2003	205,769	—	25,000	6,000
Senior Vice President, General	2002	200,000	91,000	50,000	5,100
Operations and Chief Financial	2001	200,000	75,000	250,000	171,621
Officer
Michael Szabados	2003	205,769	—	50,000	6,000
Senior Vice President,	2002	200,000	91,000	11,250	5,100
Product Operations	2001	200,000	75,000	75,000	1,154
John W. Downing	2003	290,675	—	—	6,055
Vice President, Worldwide Sales	2002	279,124	—	40,000	7,419
Operations	2001	157,450	—	125,000	—

        Pursuant to the Corporation's option exchange program described below, Mr. Sommers accepted the Corporation's offer to exchange all of his outstanding stock option grants with an exercise price of at least $10.00 per share and all options granted during the six months immediately prior to the commencement date of the offer and tendered such options in exchange for new options to be granted under the Corporation's 1999 Stock Option and Incentive Plan on or after the first day that is at least six months and one day after December 10, 2002, resulting in the cancellation of the options granted in fiscal years 2001 and 2003. On June 13, 2003, the Corporation granted options to purchase 275,000 of its shares to Mr. Sommers.

        Pursuant to the option exchange program described below, Mr. Downing accepted the Corporation's offer to exchange all of his outstanding stock option grants with an exercise price of at least $10.00 per share and tendered such options in exchange for new options to be granted under the Corporation's 1999 Stock Option and Incentive Plan on or after the first day that is at least six months and one day after December 10, 2002, resulting in the cancellation of the options granted in fiscal year 2001. On June 13, 2003, the Corporation granted options to purchase 125,000 of its shares to Mr. Downing.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding option grants made during the fiscal year ended March 31, 2003 pursuant to the Corporation's 1999 Stock Option and Incentive Plan to each of the Named Executive Officers. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that the common stock will appreciate at these assumed rates or at all. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's common stock.

Stock Option Grants in Fiscal Year 2003

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in FY 2003	Exercise of Base Price ($/Sh)
Name				Expiration Date
					5%	10%
Anil K. Singhal	—	—	—	—	—	—
Narendra V. Popat	—	—	—	—	—	—
David P. Sommers	25,000	4.9%	$4.30	7/17/12	—	—
Michael Szabados	50,000	9.8%	$4.30	7/17/12	$135,212	$342,655
John W. Downing	—	—	—	—	—	—

        On June 13, 2003, the Corporation granted options to purchase 275,000 of its shares to Mr. Sommers, and options to purchase 125,000 of its shares to Mr. Downing, pursuant to the option exchange program described below. The exercise price of these new options is $4.22.

        In connection with the Corporation's option exchange program, Mr. Sommers tendered his options to purchase 25,000 shares of common stock that were granted on July 17, 2002 and such options were cancelled pursuant to the terms and conditions of the option exchange program. Because these options were cancelled, they have no realizable value.

Year-End Option Table

        The following table sets forth information regarding exercisable and unexercisable stock options held as of March 31, 2003 by each of the Named Executive Officers. The value realized upon exercise of stock options is calculated by determining the difference between the exercise price per share and the fair market value on the date of exercise. The value of unexercised in-the-money options has been calculated by multiplying the number of shares underlying the option by the difference between the exercise price per share payable upon exercise of such options and the fair market value at March 31, 2003 of $2.84 per share.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Anil K. Singhal	—	—	27,927	9,309	—	—
Narendra V. Popat	—	—	27,927	9,309	—	—
David P. Sommers	—	—	21,875	28,125	—	—
Michael Szabados	10,000	$63,930	176,476	81,562	$30,464	—
John W. Downing	—	—	17,500	22,500	—	—

        Pursuant to the option exchange program described below, the Corporation granted options to purchase 275,000 of its shares to Mr. Sommers on June 13, 2003. The exercise price of these new options is $4.22.

        Pursuant to the option exchange program described below, the Corporation granted options to purchase 125,000 of its shares to Mr. Downing on June 13, 2003. The exercise price of these new options is $4.22.

Stock Plans

        1990 Stock Option Plan.    The 1990 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders on October 4, 1990. In general, options granted pursuant to the 1990 Stock Option Plan are exercisable within ten years of the original grant date and become exercisable over a period of four years from a specific date; and an additional 25% of unexercisable options shall become exercisable immediately prior to the closing of a merger, acquisition, business combination or similar transaction which results in the Corporation's existing stockholders owning less than 50% of the Corporation's equity securities or assets. Options are not assignable or transferable except by will or the laws of descent or distribution. The Corporation has a right of repurchase for shares issued upon the exercise of options under certain circumstances, including unauthorized transfers of the shares and termination of the optionee's relationship with the Corporation in certain situations. As of July 22, 2003, options to purchase an aggregate of 443,000 shares of common stock at a weighted average exercise price of $3.88 per share were outstanding under the 1990 Stock Option Plan. No additional option grants will be made under the 1990 Stock Option Plan.

        1999 Stock Option and Incentive Plan.    The Corporation's 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan") was adopted by the Board of Directors in April 1999 and was approved by the Corporation's stockholders in June 1999. The 1999 Stock Option Plan provides for the grant of stock-based awards to the Corporation's employees, officers and directors, consultants or advisors. Under the 1999 Stock Option Plan, the Corporation may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, restricted stock and other stock-based awards. Incentive stock options may be granted only to employees of the Corporation. A total of 4,500,000 shares of common stock were originally reserved for issuance under the 1999 Stock Option Plan. In September 2001, at the annual meeting of stockholders, an additional 5,000,000 shares were approved, for a total of 9,500,000 shares reserved for issuance under the 1999 Stock Option Plan. The maximum number of shares with respect to which awards may be granted to any employee under the 1999 Stock Option Plan shall not exceed 1,000,000 shares of common stock during any calendar year.

        The 1999 Stock Option Plan is administered by the Compensation Committee. Subject to the provisions of the 1999 Stock Option Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award. Payment of the exercise price of an award may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant's lifetime, may be exercised only by the participant.

        The 1999 Stock Option Plan provides, subject to certain conditions, that upon an acquisition of the Corporation, 25% of each unvested portion of any awards will accelerate and become exercisable, with the remaining 75% of each unvested portion to continue vesting throughout the term of such awards.

        The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 1999 Stock Option Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 1999 Stock Option Plan shall be free of some or all restrictions.

        As of July 22, 2003, options to purchase an aggregate of 3,839,215 shares of common stock at an average exercise price of $6.40 per share were outstanding under the 1999 Stock Option Plan.

        1999 Employee Stock Purchase Plan, as amended.    Information about this plan is included in Proposal 2.

        NextPoint Networks, Inc. Stock Incentive Plans.    Upon the consummation of the Corporation's acquisition of NextPoint, the Corporation assumed NextPoint's 1997 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the "NextPoint Plans") and all outstanding options which had been issued pursuant to each plan. Options to purchase shares of NextPoint common stock were converted into options to purchase shares of the Corporation's common stock. In general, options granted pursuant to the 1997 Stock Incentive Plan or the 2000 Stock Incentive Plan are not transferable or assignable except by will or the laws of descent and distribution. The 1997 Stock Incentive Plan provided that all outstanding options become immediately exercisable upon the consummation of the NextPoint acquisition. However, certain NextPoint option holders executed an agreement providing that (i) only fifty percent (50%) of such option holder's options would become exercisable immediately following the acquisition and (ii) the remainder of the unexercisable options would become exercisable in equal quarterly amounts over the two years following the acquisition. Under the 2000 Stock Incentive Plan, options generally become exercisable over a four-year period from a specific date. As of July 22, 2003, options to purchase an aggregate of 84,405 shares of the Corporation's common stock at a weighted average exercise price of $3.13 were outstanding under the 1997 Stock Incentive Plan and options to purchase an aggregate of 8,323 shares of the Corporation's common stock at a weighted average exercise price of $8.95 were outstanding under the 2000 Stock Incentive Plan. No additional option grants will be made under the 1997 Stock Incentive Plan or the 2000 Stock Incentive Plan.

401(k) Plan

        The Corporation maintains a 401(k) plan qualified under Section 401 of the Code. All of the Corporation's employees who are at least 21 years of age are eligible to participate in the 401(k) plan. Under the 401(k) plan, a participant may contribute a maximum of 15% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit which was $11,000 (or $12,000 for individuals at least 50 years of age) in calendar year 2002, to the 401(k) plan. The percentage elected by more highly compensated participants may be required to be lower. At the discretion of the Board of Directors, the Corporation may make matching contributions to the 401(k) plan. During the plan year ended December 31, 2002, the Corporation matched $0.50 for each $1.00 of employee contributions up to 6% of compensation. In addition, at the discretion of the Board of Directors, the Corporation may make profit-sharing contributions to the 401(k) plan for all eligible employees. During the plan year ended December 31, 2002, the Corporation made no profit-sharing contributions to the 401(k) plan.

Employment Agreements

        Anil K. Singhal and Narendra V. Popat entered into employment agreements with the Corporation on June 1, 1994, which were amended on January 14, 1999. Under the terms of these employment agreements, each of Messrs. Singhal and Popat receive a base salary of at least $250,000 and a year-end, non-discretionary bonus of at least $250,000. For the fiscal year ended March 31, 2003, there was no year-end bonus for either of Messrs. Singhal and Popat (with their consent). In the event that either Mr. Singhal or Mr. Popat is terminated without cause, or either decides to terminate his own employment for "good reason," each is entitled to receive severance benefits for three years as follows:

  •
  for the first twelve months following termination, the greater of $175,000 or base salary as of the date of termination; and

  •
  for each of the subsequent twelve-month periods, an amount equal to 120% of the amount received in the immediately preceding twelve months.

"Good reason" includes a change in executive responsibilities or a reduction in salary or benefits. Severance benefits will be discontinued if the executive secures alternative employment that is comparable as to position and pay. During any period in which Mr. Singhal or Mr. Popat is entitled to receive severance benefits, he shall also continue to receive all other benefits under the employment agreements, including life insurance, medical insurance, and reimbursement for company car expenses. Each of Messrs. Singhal and Popat are also entitled to reimbursement of job placement expenses of up to $25,000 plus related travel expenses. If either Mr. Singhal or Mr. Popat is terminated with cause, he will not be entitled to any severance payments or other benefits except as required by law. Each employment agreement provides for a five-year term commencing June 1, 1994 with automatic one-year renewals.

Option Exchange Program

        The following table sets forth information regarding options held by all executive officers of the Corporation that were exchanged pursuant to an option exchange program. The option exchange program was made available to all employees and officers of NetScout who held options with an exercise price greater than $10.00 per share, other than the President and Chief Executive Officer and the Chairman of the Board of Directors. Participants in the program were also required to tender any options granted during the six months immediately prior to the commencement date of the offer to exchange. The Board of Directors implemented the option exchange program in order to restore the incentive value of such options.

10-Year Option Repricings

Name	Date	Number of Securities Underlying Options Repriced (#)	Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing
John Downing Vice President, Worldwide Sales Operations	6/13/03 6/13/03	100,000 25,000	$4.22 4.22	$23.13 16.75	$4.22 4.22	7 years, 3 months 7 years, 6 months
Lisa Fiorentino Chief Accounting Officer and Vice President, Finance and Administration	6/13/03 6/13/03 6/13/03	5,000 15,000 40,000	$4.22 4.22 4.22	$18.90 28.94 28.94	$4.22 4.22 4.22	5 years, 10 months 6 years, 7 months 6 years, 7 months
Michelle Flaherty Vice President, Human Resources	6/13/03 6/13/03	40,000 10,000	$4.22 4.22	$23.13 16.75	$4.22 4.22	7 years, 3 months 7 years, 6 months
Bruce Kelley, Jr. Vice President, Chief Technology Officer	6/13/03	80,000	$4.22	$17.00	$4.22	7 years, 1 month
David P. Sommers Chief Financial Officer and Senior Vice President, General Operations	6/13/03 6/13/03	250,000 25,000	$4.22 4.22	$13.44 4.30	$4.22 4.22	6 years, 10 months 9 years, 1 month

Report of the Board of Directors on the Option Exchange Program

        On November 8, 2002, the Corporation offered to exchange outstanding option grants to purchase shares of its common stock with an exercise price of at least $10.00 per share (the "Eligible Option Grants"), granted under the NetScout Systems, Inc. 1999 Stock Option and Incentive Plan, as amended (the "1999 Stock Option Plan") or the NextPoint Networks, Inc. 2000 Stock Incentive Plan assumed by the Corporation in connection with the acquisition of NextPoint (the "2000 Plan"), for new options to be granted under the 1999 Stock Option Plan. Other than the President and Chief Executive Officer and the Chairman of the Board of Directors of the Corporation, all employees of the Corporation and its subsidiaries holding Eligible Option Grants were eligible to participate in the offer to exchange. Directors and consultants of the Corporation were not eligible to participate in the offer to exchange.

        The Corporation's Board of Directors approved the offer to exchange for compensatory purposes and because it believes that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to its success. Many of the Corporation's outstanding options as of the time of the offer to exchange had exercise prices significantly higher than the then-current price of its common stock. The Board of Directors believed that, at their original exercise prices, the disparity between the original exercise price of these options and recent market prices for the Corporation's common stock did not provide meaningful incentives to employees holding these options. The Board of Directors approved the offer to exchange to provide the Corporation's employees with the benefit of holding options that over time may have a greater potential to increase in value, which it believes creates better performance and retention incentives for employees and thereby increases stockholder value, and is therefore deemed by the Board of Directors to be in the best interest of the Corporation and its stockholders.

Respectfully submitted by the Board of Directors

Narendra V. Popat, Chairman
Anil K. Singhal
John R. Egan
Joseph G. Hadzima, Jr.
Vincent J. Mullarkey
Kenneth T. Schiciano

Transactions with Management and Others

        On March 15, 2001, NetScout Systems India Pvt. Ltd. and Frontier Software Development (India) Pvt. Ltd. entered into a Leave and License Agreement pursuant to which NetScout Systems India Pvt. Ltd. leases office space owned by Frontier Software Development (India) Pvt. Ltd. The term of the agreement is from March 15, 2001 through March 15, 2006 and NetScout Systems India Pvt. Ltd. will continue to make monthly payments of approximately $1,350 per month to Frontier Software Development (India) Pvt. Ltd. during the term. Anil K. Singhal, the Corporation's President and Chief Executive Officer and a member of the Corporation's Board of Directors, and Narendra V. Popat, the Corporation's Chairman of the Board, each own 33 1/3% of Frontier Software Development (India) Pvt. Ltd. NetScout Systems India Pvt. Ltd. was organized under the laws of India to serve as a wholly owned subsidiary of the Corporation. In accordance with the laws of India, its shares were issued to two individuals who are residents of India. Those shares were then transferred to the Corporation, upon approval by the government of India.

        The Corporation believes that the transaction described above was made on terms no less favorable to it than would have been obtained from unaffiliated third parties. All future transactions, if any, with the Corporation's executive officers, directors and affiliates will be on terms no less favorable to us than could be obtained from unrelated third parties and will be approved by a majority of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

Report of Compensation Committee of the Board of Directors about Executive Compensation

        This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended March 31, 2003. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Egan and Hadzima. Pursuant to authority delegated by the Board of Directors and the written Compensation Committee Charter adopted by the Board of Directors on July 15, 2003, the Compensation Committee's duties include: (1) advising the Board of Directors with respect to the compensation of the Corporation's executive officers; (2) administering the Corporation's incentive compensation and stock plans, including the Corporation's 1990 Stock Option Plan, 1999 Stock Option Plan, 1999 Purchase Plan and the NextPoint Plans; (3) reviewing the Corporation's benefit plans and human resource activities; and (4) producing an annual report on executive compensation for inclusion in the Corporation's proxy statement in accordance with applicable rules and regulations. A copy of the Compensation Committee Charter is attached to this Proxy Statement as Annex B.

        Overview and Philosophy.    The Corporation uses its compensation program to achieve the following objectives:

  •
  To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Corporation's customers and achieve its strategic objectives.

  •
  To align management's interest with the success of the Corporation.

  •
  To align management's interest with stockholders by including long-term equity incentives.

  •
  To increase profitability of the Corporation and, accordingly, increase stockholder value.

        Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Corporation's 401(k) Plan, the 1999 Stock Option Plan and the 1999 Purchase Plan, which plans are generally available to all employees of the Corporation.

        Base Salary.    Compensation levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation's past financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Generally, salary decisions for the Corporation's executive officers are made near the beginning of each fiscal year.

        Fiscal year 2003 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer and Chairman of the Board, were also based upon evaluations and recommendations made by the Chief Executive Officer. Pursuant to their respective employment agreements with the Corporation, Anil Singhal, the Corporation's Chief Executive Officer, and Narendra Popat, the Corporation's Chairman of the Board, each receive an annual base salary of at least $250,000.

        Incentive Compensation.    The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal year 2003 based upon a consideration of a number of factors which it deemed relevant to the executive officer's performance. These factors in fiscal year 2003 included the Corporation's financial performance in light of the tight spending controls in the industry and the executive officer's individual performance.

        Stock Options.    The Compensation Committee periodically reviews the Corporation's guidelines for stock option grants in comparison to option grant practices of other companies in the same industry. The Compensation Committee believes that long-term incentive compensation in the form of stock options, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership in the Corporation. In addition to an executive's past performance, the Corporation's desire to retain an individual is of paramount importance in the determination of stock option grants.

        The Compensation Committee believes that the Corporation's stock option program should be broad-based. Accordingly, during the past three fiscal years, approximately 81% of the total number of all stock options granted by the Corporation were granted to employees below the Vice President level, and approximately 19% were granted to employees at the level of Vice President and above (a group including an average of 13 individuals). One hundred percent of current employees hold one or more stock option grants. The Corporation's stock option program is a key element of the Corporation's compensation program and its goal of attracting and retaining highly qualified individuals essential for the Corporation's success. The Compensation Committee believes that these stock awards will help drive superior performance by these individuals, will contribute significantly to the Corporation's future and will align the interests of employees and stockholders.

        Options for Non-Executive Employees and Consultants.    For administrative convenience the Board of Directors has established a Stock Option Committee, the sole member of which is currently Anil K. Singhal. The Stock Option Committee is responsible for granting stock options to employees and consultants of the Corporation who are not executive officers or directors of the Corporation. The Stock Option Committee operates under guidelines established by the Board of Directors based upon recommendations of the Compensation Committee and reports all options granted at each regularly scheduled meeting of the Board of Directors.

        Executive Officer Options.    When establishing stock option grant levels for executive officers, the Compensation Committee considers the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal year 2003 were granted at an exercise price per share equal to or greater than the fair market value of the common stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the level of outstanding options as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the section heading "Option Grants in Last Fiscal Year."

        Other Benefits.    The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase common stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

        Chief Executive Officer's Compensation.    In fiscal year 2003, the Corporation's Chief Executive Officer, Anil K. Singhal, received salary compensation of $250,000. Although Mr. Singhal was entitled to a bonus of at least $250,000 under the terms of his employment agreement with the Corporation, Mr. Singhal, with his consent, did not receive a bonus for fiscal year 2003.

        Tax Deductibility of Executive Compensation.    In general, under Section 162(m) of the Code, the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Compensation    Committee's present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee

Joseph G. Hadzima, Jr., Chairman
John R. Egan

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Egan and Hadzima. No member of this committee was at any time during the past fiscal year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any employment relationship with the Corporation. During the last fiscal year, none of the Corporation's executive officers served as:

  •
  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee of the Corporation;

  •
  a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; or

  •
  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served as a director of the Corporation.

Compensation of Directors

        Non-employee directors are compensated $12,500 annually for their services and also receive compensation of $1,500 for each regular Board of Directors meeting attended and $2,000 annually for serving on a committee of the Board of Directors. They are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee thereof. In addition, in fiscal year 2001, non-employee directors were granted options to purchase 30,000 shares of common stock of the Corporation, which vest annually over a three-year term. No director who is an employee of the Corporation will receive separate compensation for services rendered as a director.

Stock Performance Graph

        The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation's common stock during the period from the Corporation's initial public offering on August 12, 1999 through March 31, 2003, with the cumulative total return of the Nasdaq Stock Market National Market Index ("Nasdaq National Market Index") and the S&P Communications Equipment Index. The comparison assumes $100 was invested on August 12, 1999 in the Corporation's common stock, the Nasdaq National Market Index and the S&P Communications Equipment Index and assumes reinvestment of dividends, if any.

         The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Corporation. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2003 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with on a timely basis during the fiscal year ended March 31, 2003.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2004 Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive office no later than the close of business on April 16, 2004. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary.

        Under the Corporation's by-laws, stockholders who wish to make a proposal at the 2004 Annual Meeting of Stockholders of the Corporation, other than one that will be included in the Corporation's proxy materials, must notify the Corporation no earlier than the close of business on March 18, 2004 and no later than the close of business on April 16, 2004. If a stockholder who wishes to present a proposal fails to notify the Corporation by the close of business on April 16, 2004, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Corporation's by-laws, the proposal is brought before the annual meeting of stockholders, then under the proxy rules of the Securities and Exchange Commission, the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules.

FEES

        The following table sets forth the fees billed by the Corporation's independent accountants to the Corporation during the fiscal year ended March 31, 2003:

Fees		Amount
Audit Fees		$209,700
Financial Information Systems Design and Implementation Fees		$0
All Other Fees
Tax preparation and consulting	$141,768
International statutory audits	$55,100
	Total Other Fees	$196,868
Total Fees		$406,568

        The Corporation's Audit Committee has adopted a policy to pre-approve audit and non-audit services provided to the Corporation by the Corporation's independent accountants for the fiscal year ending March 31, 2004. The Audit Committee's policy is to consider for approval at its regularly scheduled meetings all audit and non-audit services proposed to be provided by the Corporation's independent accountants which costs exceed amounts predetermined by the Audit Committee or to convene special meetings if necessary for such purpose.

        The Corporation's independent accountants did not bill the Corporation for any products or services other than as described above. The Audit Committee has determined that all non-audit services provided by the Corporation's independent accountants are compatible with maintaining the audit independence of the Corporation's independent accountants.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

Annex A

NETSCOUT SYSTEMS, INC.
1999 Employee Stock Purchase Plan, as amended

ARTICLE 1—PURPOSE.

        This 1999 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of NetScout Systems, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2—ADMINISTRATION OF THE PLAN.

        The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3—ELIGIBLE EMPLOYEES.

        All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the

Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4—STOCK SUBJECT TO THE PLAN.

        The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,250,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5—PAYMENT PERIOD AND STOCK OPTIONS.

        The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on the later to occur of October 1, 1999 and the first day of the first calendar month following effectiveness of the Form S-8 registration statement filed with the Securities and Exchange Commission covering the shares to be issued pursuant to the Plan and shall end on March 31, 2000. The second and third Payment Periods shall consist of six-month periods commencing on April 1, 2000 and October 1, 2000 and ending on September 30, 2000 and March 31, 2001, respectively. The fourth Payment Period shall commence on April 1, 2001 and end on October 31, 2001. For the remainder of the duration of the Plan, Payment Periods shall consist of six-month periods commencing on May 1 and November 1 and ending on October 31 and April 30 of each calendar year, respectively.

        Twice each year, on the first business day of each Payment Period through the Payment Period ending on October 31, 2001, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 500 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. Commencing on the Payment Period beginning on November 1, 2001, twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares on the condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than the applicable maximum number of shares except for the applicable share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the applicable maximum number of shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

        For purposes of the Plan, the term "average market price" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

        For purposes of the Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in Massachusetts.

        No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6—EXERCISE OF OPTION.

        Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the applicable share limitation of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7—AUTHORIZATION FOR ENTERING THE PLAN.

        An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

  A.
  Stating the percentage to be deducted regularly from the employee's pay;

  B.
  Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

  C.
  Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

        Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

        Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

        The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8—MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

        An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

ARTICLE 9—CHANGE IN PAYROLL DEDUCTIONS.

        Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

ARTICLE 10—WITHDRAWAL FROM THE PLAN.

        A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

        To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11—ISSUANCE OF STOCK.

        Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

        Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12—ADJUSTMENTS.

        Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

  A.
  In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

  B.
  In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

        Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

        If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the applicable share limitation, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

        The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13—NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

        An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

ARTICLE 14—TERMINATION OF EMPLOYEE'S RIGHTS.

        Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

ARTICLE 15—TERMINATION AND AMENDMENTS TO PLAN.

        The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

        The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 16—LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

        The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17—PARTICIPATING SUBSIDIARIES.

        The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18—OPTIONEES NOT STOCKHOLDERS.

        Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19—APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 20—NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21—WITHHOLDING OF ADDITIONAL INCOME TAXES.

        By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 22—GOVERNMENTAL REGULATIONS.

        The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

        Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23—GOVERNING LAW.

        The validity and construction of the Plan shall be governed by the laws of Delaware, without giving effect to the principles of conflicts of law thereof.

ARTICLE 24—APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY.

        The Plan was adopted by the Board of Directors on April 14, 1999 and was approved by the stockholders of the Company on June 8, 1999. The Plan was amended by the Board of Directors on January 17, 2001 and July 18, 2001.

Annex B

NETSCOUT SYSTEMS, INC.
Compensation Committee Charter

A. PURPOSE AND SCOPE

        The primary function of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of NetScout Systems, Inc. (the "Corporation") is to exercise the responsibilities and duties set forth below, including but not limited to (1) discharging the Board's responsibilities relating to the compensation of the Corporation's executives, (2) administering the Corporation's incentive compensation and stock plans, (3) reviewing and making recommendations with respect to the Corporation's benefit plans and human resource activities, and (4) producing an annual report on executive compensation for inclusion in the Corporation's proxy statement in accordance with applicable rules and regulations. The Committee shall review and make recommendations to management on company-wide compensation programs and practices, take final action with respect to the individual salary, bonus and equity arrangements of the Corporation's Chief Executive Officer and other senior executives reporting directly to the CEO, and approve, subject to ratification by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable.

B. COMPOSITION

        The Committee shall be comprised of a minimum of two members of the Board as appointed by the Board. A majority of the members of the Committee shall meet any independence requirements promulgated by the Securities and Exchange Commission, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a "Regulatory Body"). Each member of the Committee, whether or not meeting any such independence requirements, shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

        The members of the Committee shall be elected by a majority of the independent directors of the Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        The Board, excluding all directors whose executive compensation has been separately approved by the Committee, shall annually review the Committee's performance.

C. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

  1.
  Chief Executive Officer Compensation. Recommend to the Board corporate goals and objectives relevant to Chief Executive Officer ("CEO") compensation, prepare an evaluation of the performance of the CEO in light of such goals and objectives as are approved by the Board and make recommendations to the Board as to the appropriate level of CEO base and incentive compensation based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Corporation's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Corporation's CEO in past years. The Board, acting by a majority of its independent directors, shall set corporate goals and objectives and compensation for the CEO taking into account the recommendations and evaluations of the Committee.

  2.
  Compensation of Other Senior Officers. Review the CEO's recommendations with respect to and approve (a) the goals of the Corporation's officers who report to the CEO, (b) the appropriate level of base and incentive compensation ranges, and (c) specific base and incentive compensation within such ranges, for such officers. Review the CEO's report regarding the performance against goals of such officers.

  3.
  Employment Agreements. Review and approve annually, for the CEO and the other executive officers of the Corporation, (a) any employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (b) any special or supplemental benefits.

  4.
  Compensation and Benefit Plans.

  A.
  Consider and recommend to the Board actions with respect to the adoption, amendment, administration or termination of compensation, welfare, benefit, pension and other plans related to the compensation of current and former employees of the Corporation in each case taking into account appropriate industry benchmarks and the compensation policies pursued by companies similarly situated to the Corporation.

  B.
  Review the terms and conditions of compensation plans, determine the eligibility requirements applicable to participants in each such plan as may be required by the terms of a plan; review management's report on the performance of each benefit plan and all fiduciaries of the plans; approve, and recommend to the full Board for its approval, the initial adoption of any equity-based plan and any material modification to such plan (such as an increase in the number of shares available under such plan), and make such amendments to the Corporation's non-equity based plans and take such actions in regard to the plans as the Committee deems appropriate.

  5.
  Incentive Compensation Plans. Design and approve incentive compensation plans to allow the Corporation to attract and retain the talented personnel it needs to be successful and align the pay of such personnel with the long-term interests of stockholders. Take actions that may be necessary or advisable to implement and administer the Corporation's incentive compensation plans, all in accordance with the terms of such plans, including but not limited to the following:

  •
  Designate employees to participate in incentive compensation plans;

  •
  Establish performance goals for all incentive compensation plans;

  •
  Determine the size, types, terms, conditions, and methods of payment, and participant rights upon termination of employment;

  •
  Approve forms and authorize execution of award agreements or instruments reflecting awards made under incentive compensation plans;

  •
  Construe and interpret incentive compensation plans and agreements or instruments entered into under them;

  •
  Establish, amend, and waive rules and regulations for administering such plans, agreements, and instruments; and, where stockholder action is required under the rules and regulations of any Regulatory Body, recommend the foregoing to the Board for its approval; and

    •
    Amend terms and conditions of outstanding incentive plan awards, agreements, and instruments and, where stockholder action is required under the rules and regulations of any Regulatory Body, recommend the foregoing to the Board for its approval.

  6.
  Human Resources. Periodically review reports by management regarding such matters relating to the human resources of Corporation as the Committee deems appropriate and advise the Board from time to time regarding such matters.

  7.
  Compensation Committee Charter.

  A.
  Review and assess the adequacy of this Charter periodically as conditions dictate to ensure compliance with any rules or regulations promulgated by any Regulatory Body and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

  B.
  Make this Charter, and any amendments, public.

  8.
  Director Compensation. Evaluate and recommend to the full Board the appropriate level of director compensation and take primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed.

  9.
  Subcommittees. Form and delegate authority to subcommittees where appropriate.

  10.
  Regulatory Compliance and Reports. Oversee the Corporation's compliance with any rules promulgated by any Regulatory Body relating to executive compensation or prohibiting loans to officers and directors of the Corporation. Prepare such reports as may from time to time be required by any Regulatory Body to be prepared by a compensation committee of a board of directors, including an annual report on executive compensation for inclusion in the Corporation's proxy statement.

  11.
  Other Activities and Powers. Undertake such additional activities as may be reasonable, necessary or desirable, in the Committee's discretion, to exercise the powers given to the Committee by and to fulfill the duties required of the Committee by this Charter.

D. MEETINGS

        The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities and duties as set forth herein. The Committee may invite members of management or others to attend Committee meetings and provide pertinent information as the Committee may request on the issues being considered, provided that the CEO may not be present for that portion of any meeting when his or her compensation is approved. Meetings can be called by the Chair of the Committee, or at the request of any member of the Committee or any member of the Board. At all Committee meetings, a majority of the then-current members of the Committee shall constitute a quorum.

        The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation. Minutes of each meeting will be distributed to the members of the Board and the Secretary of the Corporation.

E. INDEPENDENT ADVICE

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities and duties as described above, and at the expense of the Corporation may purchase or subscribe to reports, studies or data and may seek, retain, and terminate, accounting, legal, consulting or other expert advice from a source independent of management, at the expense of the Corporation, with notice to the Chairman of the Board and the CEO. In furtherance of the foregoing, the Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant's fees and other retention terms.

PROXY CARD

NETSCOUT SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders
September 16, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Anil K. Singhal, Narendra V. Popat and David P. Sommers, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 16, 2003, at 10:00 a.m., local time, at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 15, 2003, a copy of which has been received by the undersigned.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.)

SEE REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side.)

FOLD AND DETACH HERE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

Please Mark Here for Address Change or Comments    / /
SEE REVERSE SIDE

1.	To elect two members to the Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	/ /	FOR the nominees listed below	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below
Nominees: (01) Vincent J. Mullarkey; (02) Kenneth T. Schiciano (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.	To amend the 1999 Employee Stock Purchase Plan, as amended, to increase the number of shares issuable under such plan to 1,250,000 shares.
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
3.	To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending March 31, 2004.
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
Signature	Signature	Date

        (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

FOLD AND DETACH HERE

QuickLinks

NETSCOUT SYSTEMS, INC. 310 Littleton Road Westford, MA 01886
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held September 16, 2003
NETSCOUT SYSTEMS, INC. 310 Littleton Road Westford, MA 01886
PROXY STATEMENT
August 15, 2003
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW
PROPOSAL 2 PROPOSAL TO AMEND THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" AMENDING THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.
PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION OF AUDITORS
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Stock Option Grants in Fiscal Year 2003
Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values
10-Year Option Repricings
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
FEES
EXPENSES AND SOLICITATION
NETSCOUT SYSTEMS, INC. 1999 Employee Stock Purchase Plan, as amended
NETSCOUT SYSTEMS, INC. Compensation Committee Charter
PROXY CARD